Exhibit 99.1

NEWMARKET CORPORATION INCREASES QUARTERLY DIVIDEND

Richmond, VA, October 30, 2025—The Board of Directors of NewMarket Corporation (NYSE: NEU) declared a quarterly dividend in the amount of $3.00 per share on the common stock of the Corporation, an increase of $0.25 as compared to the last quarterly dividend of $2.75 per share. The increase represents an approximate 9% increase over the current dividend. The dividend is payable January 2, 2026, to NewMarket shareholders of record at the close of business on December 15, 2025.

NewMarket Corporation is a holding company operating through its subsidiaries, Afton Chemical Corporation (Afton), Ethyl Corporation (Ethyl), American Pacific Corporation (AMPAC) and Calca Solutions, LLC (Calca). The Afton and Ethyl companies develop, manufacture, blend, and deliver chemical additives that enhance the performance of petroleum products. AMPAC is a manufacturer of specialty materials primarily used in solid rocket motors for the aerospace and defense industries. Calca is the nation’s leading producer of UltraPure and high-purity hydrazine – essential, mission-critical propellants that enable advanced aerospace and defense applications. The NewMarket family of companies has a long-term commitment to its people, to safety, to providing innovative solutions for its customers, and to making the world a better place.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the availability of raw materials and distribution systems; disruptions at production facilities, including single-sourced facilities; hazards common to chemical businesses; the ability to respond effectively to technological changes in our industries; failure to protect our intellectual property rights; sudden, sharp, or prolonged raw material price increases; competition from other manufacturers; current and future governmental regulations; the loss of significant customers; termination or changes to contracts with contractors and subcontractors of the U.S. government or directly with the U.S. government; failure to attract and retain a highly-qualified workforce; an information technology system failure or security breach; the occurrence or threat of extraordinary events, including natural disasters, terrorist attacks, wars and health-related epidemics; risks related to operating outside of the United States, including tariffs and trade policy; political, economic, and regulatory factors concerning our products; the impact of substantial indebtedness on our operational and financial flexibility; the impact of fluctuations in foreign exchange rates; resolution of environmental liabilities or legal proceedings; limitation of our insurance coverage; our inability to realize expected benefits from investment in our infrastructure or from acquisitions, or our inability to successfully integrate acquisitions into our business; the underperformance of our pension assets resulting in additional cash contributions to our pension plans; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

CONTACTS:

Timothy K. Fitzgerald

Investor Relations

Phone: 804.788.5555

Email: investorrelations@newmarket.com